Exhibit 99.1

Masimo Files Patent Infringement Suit Against Philips

Irvine, California – February 3, 2009 –Masimo (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Measure-Through Motion and Low-Perfusion pulse oximetry, today announced that it has filed a patent infringement suit against Philips Electronics North America Corporation and Philips Medizin Systeme Böblingen Gmbh related to Philips FAST pulse oximetry technology and certain Philips patient monitors. The suit was brought in the United States District Court for the District of Delaware. Two patents at issue in this suit, related to Masimo’s measure-through-motion technology, were successfully enforced in a previous suit by Masimo against Nellcor.

Masimo Founder and CEO, Joe E. Kiani, stated: “Given that Philips and Masimo have a long-term business relationship, we have patiently tried to resolve our differences regarding Philips’ infringement of Masimo’s patents without seeking the courts’ intervention. Unfortunately, since our best efforts have not been successful, we believe we have no choice but to rely on the courts to resolve this dispute.”

Masimo and Philips continue to be engaged in a long-term OEM agreement. Masimo intends to comply with the terms of the agreement, continuing to provide Philips with Masimo SET® technology for integration into Philips monitoring products, to the benefit of both companies’ mutual customers.

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About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low-Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET® Pulse CO-OximetryTM , a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Masimo Rainbow SET continuously and noninvasively measures total hemoglobin (SpHbTM), oxygen content (SpOCTM), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and PVITM, in addition to oxyhemoglobin (SpO2), pulse rate (PR), and perfusion index (PI), allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors. Important factors that may cause such a difference for Masimo in connection with our litigation with Philips include, but are not limited to: our ability to prevail in the lawsuit against Philips, including any appeals; the ability of our patents to protect our intellectual property and products; our ability to enforce our intellectual property rights; and the risks associated with litigation in general, including the costs and time that must be devoted to litigation, the potential diversion of the attention of management and key employees that may result from being engaged in litigation, and the possibility of adverse results. Additional factors that may cause Masimo’s actual results to differ materially from those expressed in forward-looking statements include, but are not limited to: those factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008, filed with the Securities and Exchange Commission (“SEC”) on October 29, 2008, which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

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Contact:

Steve Moran, Executive Vice President, General Counsel & Secretary

Masimo Corporation

949-297-7015

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpOC, SpCO, SpMet, PVI, Radical-7, Rad-87, Rad-57,Rad-9, Rad-8, Rad-5,Pulse CO-Oximetry and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation